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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-165227, 333-165228, 333-165229, 333-165230, and 333-165231) of Ironwood Pharmaceuticals, Inc. of our report dated March 30, 2010, with respect to the consolidated financial statements of Ironwood Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 30, 2010

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM